EXHIBIT 10.35

                              SETTLEMENT AGREEMENT

         SETTLEMENT AGREEMENT, dated December 17, 1996, by and among ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation ("All American"), ALL AMERICAN ADDED VALUE, INC., a California corporation ("California Subsidiary"), ALL AMERICAN A.V.E.D., INC., a Colorado corporation ("Colorado Subsidiary"), and each of the persons whose names are set forth on Exhibit "A" AND have executed and delivered this Agreement on or prior to the Opt-In Date (individually, a "Target Stockholder" and, collectively, the "Target Stockholders").

                              PRELIMINARY STATEMENT

         All American, California Subsidiary, Colorado Subsidiary, Added Value Electronics Distribution, Inc., A.V.E.D.-Rocky Mountain, Inc., and the Target Stockholders entered into a Merger Purchase Agreement dated as of October 31, 1995 and/or certain other agreements in connection therewith and the closing thereof (collectively, the "Purchase Agreement"), including various employment agreements between California Subsidiary or Colorado Subsidiary and certain of the Target Stockholders (the "Employment Agreements"). Disputes have arisen concerning certain alleged misrepresentations and alleged wrongful acts and omissions of certain of the Target Stockholders relating to the transactions described in the Purchase Agreement and some of their respective employments with California Subsidiary or Colorado Subsidiary. All American, California Subsidiary and Colorado Subsidiary (collectively, the "All American Companies") and the Target Stockholders who have executed and delivered this Agreement on or prior to the Opt-In Date have agreed to settle such disputes on the terms set forth in this Agreement. No party to this Agreement is making any admission of any wrongdoing by agreeing to the matters herein set forth.

         NOW, THEREFORE, it is agreed as follows:

         1. DEFINED TERMS. Capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in the Purchase Agreement or, as applicable, the Employment Agreements.

         2. TARGET STOCKHOLDERS AFFECTED. Notwithstanding that this Agreement contains signature lines for several of the Target Stockholders, it is recognized that fewer than all of such Target Stockholders may have executed and delivered this Agreement. This Agreement shall be fully effective as between the All American Companies (on the one hand) and those of the Target Stockholders who have executed and delivered this Agreement (on the other hand) on or before December 20, 1996 (the "Opt-In Date"), even though fewer than all of such Target Stockholders may have executed and delivered this Agreement on or prior to the Opt-In Date. No provision of this Agreement relating to or affecting the Target Stockholders shall benefit or burden, in any way, or be deemed to release, any Target Stockholder who has not executed and delivered this Agreement on or prior to the Opt-In Date, nor shall this Agreement create any obligation of any kind on the part of the All American Companies to any Target Stockholder who has not executed and delivered this Agreement on or prior to the Opt-In Date. The All American Companies reserve all of their respective claims, rights and remedies under the Purchase Agreement, the Employment Agreements at law or in equity against any Target Stockholder who has not executed and delivered this Agreement on or prior to the Opt-In Date, including, without limitation, all matters with respect to which the Target Stockholders are or may be jointly and severally liable. The release of any Target Stockholder herein who has executed and delivered this Agreement on or prior to the Opt-In Date shall not release any Target Stockholder who has not executed and delivered this Agreement on or prior to the Opt-In Date with respect to any joint and several liability such Target Stockholder may have for the released Target Stockholder's misrepresentations or wrongful acts or omissions.

         3. ADDITIONAL CONSIDERATION. The obligation of All American to pay the Additional Consideration is hereby irrevocably and unconditionally waived, released, canceled and terminated in its entirety with respect to each Target Stockholder who has executed and delivered this Agreement on or prior to the Opt-In Date, without any obligation on the part of the All American Companies to pay any such Target Stockholder any compensation or consideration therefor.

         4. ROBERT LURIE AND GARY MILLER EMPLOYMENT AGREEMENTS. Each of Robert Lurie and Gary Miller agrees, effective as of the Opt-In Date, that his Employment Agreement with California Subsidiary is, subject to the survival of the provisions of Sections 10, 11, 12 and 13 thereof (as to Section 11, as same may be modified pursuant to this Agreement) terminated and of no further force or effect. California Subsidiary shall have no further obligation of any kind to Mr. Lurie or Mr. Miller under such Employment Agreements, except only that each shall continue to receive his Salary through June 30, 1997.

         5. CANCELLATION OF CERTAIN ALL AMERICAN SHARES. Each of the Target Stockholders listed below who has executed and delivered this Agreement on or prior to the Opt-In Date agrees that the number of All American Shares issued to him or her as part of the Merger Consideration set forth opposite his or her name below shall be unconditionally and irrevocably canceled, without any obligation on the part of any of the All American Companies to pay any such Target Stockholder any compensation or consideration therefor:

                           Robert D. Lurie                             20,000
                           Gary R. and Rosalie C. Miller               25,000
                           Wayne Vannoy                                25,000
                           Kenneth A. Plock                            12,500
                           Cathleen M.  Plock                          12,500
                           Richard W. McCauley                         12,500

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         All American is hereby irrevocably authorized to execute, deliver, cancel and reissue all such documents and certificates, and to do or cause to be done all such acts and things, as may be necessary or appropriate to effectuate such cancellations.

         6. STOCK OPTIONS. Each of the following Target Stockholders shall, within fifteen business days following such Target Stockholder's execution and delivery of this Agreement (provided such execution and delivery occurs on or prior to the Opt-In Date), be granted an option to acquire the number of All American Shares set forth opposite his or her name below:

                   Wayne Vannoy                                25,000
                   Kenneth A. Plock                            12,500
                   Cathleen M. Plock                           12,500
                   Richard W. McCauley                         12,500

         All of such options shall be issued pursuant to All American's Amended and Restated Employees', Officers', Directors' Stock Option Plan (the "Plan") pursuant to stock option agreements in All American's customary form used for issuances of stock options pursuant to the Plan. Each such stock option shall include the following terms: (a) the purchase price at which such options may be exercised shall be the greater of (i) $1.50 per share and (ii) the fair market value at the date of grant (as defined in the Plan); (b) all of the options shall be 100% vested on the date of grant; and (c) all of such options shall be exercisable in whole or in part within the five-year period following the date of grant. Such options are intended to be "incentive stock options" to the extent they qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan, and shall constitute "non-qualified stock options" issued pursuant to the Plan to the extent they do not so qualify or a disqualifying event subsequently occurs.

         7. RESTRICTIVE COVENANT AS TO TRANSFERABILITY OF ALL AMERICAN SHARES. Robert D. Lurie, Gary R. and Rosalie C. Miller, and Jerry D. Fletcher and Marie Fletcher, if they have executed and delivered this Agreement on or prior to the Opt-In Date, are hereby released from the restrictions set forth in Sections 5(a) and 5(b) of the Restrictive Covenant, provided that each such Target Stockholder (Gary R. and Rosalie C. Miller, and Jerry D. and Marie Fletcher, being counted as one Target Stockholder for these purposes) may not sell, transfer or dispose of in open market sales more than 75,000 All American Shares in any week or more than 25,000 All American Shares in any one day. The other Target Stockholders shall retain the right, in accordance with the terms of
Section 5(a) of the Restrictive Covenant, to sell in the aggregate up to 50,000 All American Shares during any 14-day period and up to 10,000 All American Shares in any one day.

         8. EXTENSION OF EMPLOYMENT AGREEMENTS AND NONCOMPETITION COVENANTS. Each of the following Target Stockholders hereby agrees that, at the election of California Subsidiary or Colorado Subsidiary (as applicable), his or her Employment Term under his or her Employment Agreement shall be extended for one additional year beyond the Employment Term stated in such

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Employment Agreement: Wayne Vannoy, Richard W. McCauley, Kenneth A. Plock and
Cathleen Plock. California Subsidiary or Colorado Subsidiary (as applicable) shall be deemed to have elected to extend each such Employment Term for such one additional year unless it gives notice to the Target Stockholder, at least 30 days prior to the expiration of the currently-stated Employment Term, that it will NOT so extend such Employment Term. If the Employment Term is so extended, during such additional one-year period Employer may terminate the employment of such Target Stockholder without cause upon notice to such Target Stockholder, without any obligation to pay salary or other compensation or provide any other benefits beyond the date of employment termination. In consideration of the agreement of such Target Stockholders to work an additional year if so elected by Employer, but subject to the paragraphs below in this Section 8, the "Covenant- Not-To-Compete" set forth in Section 2 of the Restrictive Covenant (with respect to such Target Stockholders only), and the Covenant-Not-To-Compete set forth in Section 11 of each Employment Agreement with each such Target Stockholder, shall be amended and restated in their respective entireties as follows:

                  (a) COVENANT-NOT-TO-COMPETE IN RESTRICTIVE COVENANT:

                      "2. COVENANT-NOT-TO-COMPETE. In view of (a) the
                  Confidential Information known to each Target Stockholder, (b) the substantial consideration paid and payable to such Target Stockholder under or pursuant to the Purchase Agreement, and
                  (c) the sale of the good will of the business embodied in the Purchase Agreement, and as a material inducement to Purchaser to consummate the Purchase Agreement, each Target Stockholder covenants and agrees that such Target Stockholder shall not, directly or indirectly, for and during the First Applicable Period, (A) solicit the services of, or hire, directly or indirectly, whether on his or her own behalf or on behalf of others, any salesperson (whether an employee or independent contractor of the Purchaser Group) or managerial or executive employee of the Purchaser Group (or any of them) or who was employed or engaged by the Purchaser Group (or any of them) at any time during the period commencing December 1, 1996 and ending five years following the date of Closing under the Purchase Agreement, or (B) obtain any interest in, any employment with, or any right or engagement to participate in, passively or actively, any enterprise, company or business which is either an authorized distributor of electronic components or a turnkey or kitting business relating to electronics manufacturing anywhere within the continental United States (the "Geographical Territory"), or (C) in any capacity, engage in any activity or business, passively or actively, as an owner, participant, employee or agent, competitive with the memory module and/or display technology businesses of the Purchaser Group (or any of them) within the Geographical Territory. The foregoing restrictions shall not prevent a Target Stockholder from accepting employment with a manufacturer's representative or a broker (a "broker" being defined as a broker of electronic components that is not an authorized broker or distributor for any manufacturer of electronic components), provided that, in

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                  connection with any such employment, such Target Stockholder does not participate, directly or indirectly, in the solicitation or diversion of any Key Account. A "Key Account" means any customer or former customer of California Subsidiary, Colorado Subsidiary, Added Value or Rocky Mountain which has accounted for sales of at least $50,000 in any consecutive 12-month period within the three-year period ending December 1, 1996. The foregoing restrictions shall also not prevent a Target Stockholder from engaging in the performance of turnkey or kitting services relating to electronics manufacturing, provided that, in connection with such activities, such Target Stockholder does not participate, directly or indirectly, in the solicitation or diversion of any of the following accounts of the Purchaser Group:
                  Cognitive Solutions; VL Labs; Spectrologic; IGT; or BI Incorporated. Each Target Stockholder acknowledges that the business of the Purchaser Group is national in scope, that one can effectively compete with such business in the Geographical Territory from anywhere within the Geographical Territory, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect the Purchaser Group's legitimate business interests. For purposes hereof, "Purchaser Group" means the All American Companies and all of their respective subsidiaries, parents and other Affiliates, whether now or hereafter existing, including Added Value and Rocky Mountain, and all of such entities' respective successors and assigns by merger, sale, spin-off or otherwise."

                  (b) COVENANT-NOT-TO-COMPETE IN EMPLOYMENT AGREEMENTS:

                      "11. COVENANT-NOT-TO-COMPETE

                      In view of (a) the Confidential Information known to and
                  to be obtained by or disclosed to Employee (including, without limitation, Employee's knowledge of, and familiarity and relationships with, Employer's other employees and Employer's customers and suppliers), (b) the know-how acquired and to be acquired by Employee, (c) the substantial consideration paid and payable to Employee under the Purchase Agreement, and to Employee under this Employment Agreement, and (d) the sale of the good will of the business embodied in the Purchase Agreement, and as a material inducement to Employer to enter into this Employment Agreement and to employ Employee and to pay to Employee the substantial compensation Employee will be receiving, Employee covenants and agrees that, for as long as Employee is employed by Employer and for a period of two (2) years after the later of (i) the date Employee ceases for any reason to be employed by Employer and (ii) the date Employee ceases to receive any Salary (as severance pay or otherwise) from Employer, Employee shall not, directly or indirectly, (A) solicit the services of, or hire, passively or actively, whether on his own behalf or on behalf of others, any salesperson (whether an employee or independent contractor of the Purchaser Group) or managerial or executive employee of the Purchaser Group (or any of them) or who

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                  was employed or engaged by the Purchaser Group (or any of
                  them) at any time during the period commencing December 1, 1996 and ending two years following the date of termination of Employee's employment, or (B) obtain any interest in, any employment with, or any right or engagement to participate in, directly or indirectly, any enterprise, company or business which is either an authorized distributor of electronic components or a turnkey or kitting business relating to electronics manufacturing anywhere within the continental United States (the "Geographical Territory"), or (C) in any capacity, engage in any activity or business, passively or actively, as an owner, participant, employee or agent, competitive with the memory module and/or display technology businesses of the Purchaser Group in the Geographical Territory. The foregoing restrictions shall not prevent Employee from accepting employment with a manufacturer's representative or a broker (a "broker" being defined as a broker of electronic components that is not an authorized broker or distributor for any manufacturer of electronic components), provided that, in connection with any such employment, Employee does not participate, directly or indirectly, in the solicitation or diversion of any Key Account. A "Key Account" means any customer or former customer of California Subsidiary, Colorado Subsidiary, Added Value or Rocky Mountain which has accounted for sales of at least $50,000 in any consecutive 12-month period within the three-year period ending December 1, 1996. The foregoing restrictions shall also not prevent Employee from engaging in the performance of turnkey or kitting services relating to electronics manufacturing, provided that, in connection with such activities, such Employee does not participate, directly or indirectly, in the solicitation or diversion of any of the following accounts of the Purchaser Group: Cognitive Solutions; VL Labs; Spectrologic; IGT; or BI Incorporated. Employee acknowledges that the business of the Purchaser Group is national in scope, that one can effectively compete with such business in the Geographical Territory from anywhere in the Geographical Territory and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's legitimate business interests. The covenants and restrictions contained in this
                  Section 11 are intended to be separate and divisible from, and operate concurrently with, the similar covenants and restrictions contained in the Restrictive Covenant and are each intended to be separately enforceable. Any differences between the covenants and restrictions contained herein and therein, such as with respect to time period restrictions, are intentional. Nothing herein is intended to diminish, nor shall diminish, Employee's obligation to devote Employee's full-time working efforts to and for the benefit of Employer, and to honor and discharge faithfully Employee's duty of loyalty to Employer, while an employee of Employer. For purposes hereof, "Purchaser Group" means the All American Companies and all of their respective subsidiaries, parents and other Affiliates, whether now or hereafter existing, including Added Value and Rocky Mountain, and all of such entities' respective successors and assigns by merger, sale, spin-off or otherwise."

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         Notwithstanding any of the foregoing set forth above in this Section 8 to the contrary, the foregoing amendments and restatements of the covenants-not-to-compete of each Target Stockholder covered by this Section 8 shall not apply if such Target Stockholder resigns or if such Target Stockholder's employment is terminated with Cause during the Employment Term (including as extended, if such election is made by Employer), and, in such event, the covenants-not-to-compete set forth in the original Restrictive Covenant and applicable Employment Agreement shall continue to apply. If Employer elects to extend the Employment Term of a Target Stockholder as provided for above, and such Target Stockholder fulfills his or her employment obligations for the additional year, the applicable time period restriction in each of the Restrictive Covenant and the applicable Employment Agreement with respect to that Target Stockholder shall be reduced by a period of one year. For example, if Wayne Vannoy's employment is so extended for one year and he fulfills his employment obligations for such additional year, effective as of the end of such additional year his First Applicable Period and Second Applicable Period shall be reduced from 5 years to 4 years (i.e., each would terminate December 31, 1999 rather than December 31, 2000), and his covenant-not-to compete under his Employment Agreement would terminate one year following cessation of his employment rather than two years following his cessation of employment.

         In order to facilitate the compliance by the Target Stockholders affected by the amended and restated covenant not to compete provisions set forth above, Kenneth Plock and/or Wayne Vannoy shall be permitted to compile a list of the Key Accounts and distribute a copy of such list to such other Target Stockholders. Such list may not be used for any purpose other than verifying compliance.

         The foregoing amendment and restatement of Section 2 of the Restrictive Covenant and Section 11 of the Employment Agreements shall be effective immediately as to Robert D. Lurie and Gary R. Miller (both of whom no longer work for California Subsidiary), if, as to each, he has executed and delivered this Agreement on or prior to the Opt-In Date.

         9. RELEASES AND COVENANTS NOT TO SUE.

                  (a) For and in consideration of the agreements herein of the Target Stockholders who have executed and delivered this Agreement on or prior to the Opt-In Date (each, a "Target Stockholder Released Party") , and the release given by each Target Stockholder Released Party as a Target Stockholder Releasing Party below to the All American Group (as defined below), and other valuable consideration received from or on behalf of each Target Stockholder Released Party, the receipt of which is hereby acknowledged, each of the All American Companies hereby remises, releases, acquits, satisfies, and forever discharges each Target Stockholder Released Party of and from all, and all manner of, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, at law or in equity, known or unknown, asserted or unasserted, which any of the All American Companies ever had, now has, or hereafter can, shall or may have, or which any

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representative, successor, predecessor, or assign of any of the All American
Companies ever had, now has, or hereafter can, shall or may have against such Target Stockholder Released Party arising or resulting from any past breach by such Target Stockholder Released Party of any of his or her representations, warranties or covenants contained in the Purchase Agreement, past acts or omissions of such Target Stockholder Released Party in connection with the performance of his or her employment duties after closing of the Mergers, the management, affairs, practices or operations of Added Value or Rocky Mountain prior to the closing of the Mergers, or prior injurious or defamatory statements made by any Target Stockholder Released Party prior to the date hereof. Each of the All American Companies further covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Target Stockholder Released Party arising from any of the foregoing claims or causes of action which have been remised, released, acquitted, satisfied and forever discharged.

                  (b) For and in consideration of the agreements of the All American Companies set forth in this Agreement, and the release given by the All American Companies above to each Target Stockholder Released Party (each, for purposes of this subsection (b), a "Target Stockholder Releasing Party"), and other valuable consideration received from or on behalf of the All American Companies, the receipt of which is hereby acknowledged, each Target Stockholder Releasing Party hereby remises, releases, acquits, satisfies, and forever discharges each of the All American Companies, each subsidiary, parent and other Affiliate of the All American Companies, and each successor, assign, officer, director, employee and agent of each of the foregoing entities (collectively, the "All American Group") of and from all, and all manner of, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, at law or in equity, known or unknown, asserted or unasserted, which such Target Stockholder Releasing Party ever had, now has, or hereafter can, shall or may have, or which any representative, successor, predecessor, or assign of such Target Stockholder Releasing Party ever had, now has, or hereafter can, shall or may have, against the All American Group or any member thereof arising or resulting from any past breach by the All American Group (or any member thereof) of any of their respective representations, warranties or covenants contained in the Purchase Agreement or past acts or omissions of the All American Group (or any member thereof) in connection with the performance of their respective obligations under the Employment Agreements (and, in this regard, this release covers and releases any claims at law or in equity with respect to any Target Stockholder Releasing Party's employment with California Subsidiary or Colorado Subsidiary or any Affiliate thereof, including claims under any employment, discrimination, health or safety laws), or which in any manner relate to the management, affairs, practices or operations of any member of the All American Group or any decision, act or omission of any kind taken or made by or on behalf of any member of the All American Group, or any injurious or defamatory statements made by any member of the All American Group. Each Target Stockholder Releasing Party further covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the All American Group

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or any member thereof arising from any of the foregoing claims or causes of action which have been remised, released, acquitted, satisfied and forever discharged.

                  (c) It is the intention of the parties hereto in executing this Agreement that this instrument shall be effective as a bar to each and every claim, demand, or cause of action released hereby. Each party recognizes that he or it may have some claim, demand, or cause of action against another party of which he or it is totally unaware and unsuspecting, which he or it is giving up by execution of this Agreement. It is the intention of the parties in executing this instrument that it will deprive them of each such claim, demand or cause of action. In furtherance of this intention, each party hereto expressly waives any rights or benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

                           "A general release does not extend to claims which
                  the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         10. NO INJURIOUS ACTS OR STATEMENTS. Each of the Target Stockholders hereby agrees that he or she shall not, at any time hereafter, publish, disseminate or make any critical, insulting, negative or disparaging remarks, statements or materials (orally or in writing) concerning the All American Group (or any member thereof) or their respective businesses, management, operations, condition (financial or otherwise) or affairs. Without limitation of the foregoing, no Target Stockholder shall (or shall attempt to) join or participate in, instigate or cause to be brought or asserted against any member of the All American Group any shareholder action, proxy fight, tender offer or other device, action or proceeding designed to unseat or disrupt current management of All American or its Affiliates or to effect a change of control of All American or its Affiliates. Each of the All American Companies agrees that it shall not, at any time hereafter, publish, disseminate or make any critical, insulting, negative or disparaging remarks, statements or materials (orally or in writing) concerning any of the Target Stockholders who have executed and delivered this Agreement on or prior to the Opt-In Date. Nothing contained in this Section 10 shall be deemed to prevent, or shall prevent, any Target Stockholder from giving truthful testimony under oath or complying with any applicable legal requirement (but no such testimony shall be voluntarily offered unless required by law in the opinion of counsel to the applicable party).

         11. RICHARD MCCAULEY SALARY. Effective October 1, 1996, the portion of the first sentence of Section 5.A of Richard McCauley's Employment Agreement which follows the semi- colon is amended in its entirety to read as follows:

         "the variable amount shall be an annual amount equal to 2% of the aggregate gross profit (determined in accordance with GAAP) derived by Employer and its Affiliates nationwide from the sale of memory modules, MINUS the amount of commissions or compensation paid to manufacturer's representatives and other third parties in connection with the sale of

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         memory modules, MINUS the amount of any write-downs or write-offs of inventory related to memory module business."

         12. FURTHER ASSURANCES. Each party to this Agreement shall, at the request of any other party to this Agreement, at its expense and without being entitled to receive further consideration, execute and deliver all such documents, and do all such acts and things, as may be reasonably required to effectuate the terms and provisions of this Agreement.

         13. MISCELLANEOUS PROVISIONS. The provisions of Sections 9.2, 9.3, 9.6, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.14, 9.15 and 9.17 of the Purchase Agreement
shall apply to this Agreement; provided, however, that this Agreement is an independent agreement, and no provisions of the Purchase Agreement shall be deemed incorporated herein.

         14. CONFIDENTIALITY. The parties shall keep the terms and conditions of this Agreement confidential and shall not disclose same, except to former stockholders of Added Value or Rocky Mountain who have not signed this Agreement and except as otherwise required by law, and, in the case of disclosures by All American, as may be required in the opinion of its counsel to comply with disclosure and other requirements under applicable securities laws.

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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written, or on the date shown below, whichever is later.

ALL AMERICAN SEMICONDUCTOR, INC.

By:  /s/ BRUCE M. GOLDBERG
     -----------------------------
     Bruce M. Goldberg, President


ALL AMERICAN ADDED VALUE, INC.

By:  /s/ BRUCE M. GOLDBERG
     -----------------------------
     Bruce M. Goldberg, President


ALL AMERICAN A.V.E.D., INC.

By:  /s/ BRUCE M. GOLDBERG
     -----------------------------
      Bruce M. Goldberg, President

    /s/ WAYNE VANNOY                               /s/ CATHLEEN M. PLOCK
    ------------------------------                 ---------------------
WAYNE VANNOY, individually and as sole             CATHLEEN M. PLOCK
trustee of The Vannoy Family Charitable            Date: 12-19-96
Remainder Trust
Date: 12-17-96                                    /s/ ROSALIE C. MILLER
                                                  ---------------------
                                                  ROSALIE C. MILLER
                                                  Date:  12-20-96


------------------------------------             /s/ JERRY D. FLETCHER
                                                 ---------------------
RICHARD W. McCAULEY                              JERRY D. FLETCHER
Date:__________                                  Date:   12-20-96


/s/ KENNETH A. PLOCK                             /s/ MARIE A. FLETCHER
--------------------                             ---------------------
KENNETH A. PLOCK                                 MARIE FLETCHER
Date: 12-17-96                                   Date:  12-20-96

/s/ ROBERT D. LURIE                              /s/ GARY R. MILLER
-------------------                              ------------------
ROBERT D. LURIE                                  GARY R. MILLER
Date: 12-17-96                                   Date: 12-20-96

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                                   EXHIBIT "A"


                               TARGET STOCKHOLDERS
                               -------------------


                               Wayne Vannoy
                               Richard W. McCauley
                               Kenneth A. Plock
                               Robert D. Lurie
                               Gary R. Miller
                               Cathleen M. Plock
                               Rosalie C. Miller
                               Jerry D. Fletcher
                               Marie Fletcher

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